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                                                                   Exhibit 10.12


                                  GROUND LEASE

                                 BY AND BETWEEN

                                  TENASKA, INC.

                                    "LESSOR"

                                       AND

                         TENASKA GEORGIA PARTNERS, L.P.

                                    "LESSEE"

                                NOVEMBER 10, 1999


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                                  GROUND LEASE

         THIS GROUND LEASE (the "Lease") is made and entered into as of November 10, 1999, (the "Effective Date") by and between TENASKA, INC., a Delaware corporation ("Lessor"), and TENASKA GEORGIA PARTNERS, L.P., a Delaware limited partnership ("Lessee").

                                    RECITALS

         A. Lessor owns that certain real property located in Heard County, State of Georgia, which consists of approximately 13.13 acres of unimproved land which is more particularly described in EXHIBIT "A" attached hereto (the "Property").

         B. Lessee desires to lease the Property for the purpose of constructing a laydown area in connection with the construction of a power generation facility on and/or adjacent to the Property;

         NOW, THEREFORE, in consideration of the rents to be paid hereunder, covenants and conditions contained herein, the parties hereby agree as follows:

ARTICLE 1. BASIC LEASE INFORMATION

         The following is a summary of basic lease information. Each term or item in this Article I shall be deemed to incorporate all of the provisions set forth below pertaining to such term or item and to the extent there is any conflict between the provisions of this Article I and any more specific provision of this Lease, the more specific provision shall control.

Lessor:                        Tenaska, Inc.

Address of Lessor:             1044 North 115th Street, Suite 400
                               Omaha, Nebraska 68154
                               Attn: Law and Contract Administration Departments

Lessee:                        Tenaska Georgia Partners, L.P.

Address of Lessee:             1044 North 115th Street, Suite 400
                               Omaha, Nebraska 68154
                               Attn: Law and Contract Administration Departments

Commencement Date:             Effective Date

Expiration Date:               December 31, 2002

Term:                          Effective Date - December 31, 2002


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Base Rent:                     $13,130.00 per year, payable in equal monthly
                               installments of $1,094.17 per month.


ARTICLE 2. LEASE OF PROPERTY

         2.1 PROPERTY. Lessor hereby leases the Property to Lessee, Lessee hereby hires the Property from Lessor, on the term and conditions set forth in this Lease.


ARTICLE 3. ACCEPTANCE OF PROPERTY

         Except as otherwise specifically provided in this Lease, Lessee hereby agrees to take the Property in its existing condition and acknowledges that in entering into this Lease, Lessee does not rely on, and Lessor does not make, any express or implied representations or warranties as to any matters including, without limitation, the suitability of the soil or subsoil, any characteristics of the Property or improvements thereon, the suitability of the Property for Lessee's intended use, the economic feasibility of the business Lessee intends to conduct on the Property, title to the Property, or any other matter. Lessee hereby leases the Property subject to all matters of record, including, without limitation the Permitted Title Encumbrances identified on EXHIBIT "B" attached hereto and made a part hereof.

ARTICLE 4. TERM

         4.1 INITIAL TERM. The term of this Lease (the "Term") shall be for the period stated in the Basic Lease Information, commencing on the Commencement Date and expiring on the Expiration Date (as identified pursuant to Section 5.1), unless terminated earlier or extended as hereinafter provided. Regardless of the length of the term of this Lease, both Lessor and Lessee agree that an estate in land, and not a usufruct, is hereby created by this Lease.

ARTICLE 5. BASE RENT

         5.1 RENT COMMENCEMENT. Rent shall commence on the Effective Date (the "Rent Commencement Date").

         5.2 BASE RENT. Commencing upon the Rent Commencement Date and continuing throughout the Term, Lessee shall pay Base Rent to Lessor, at Lessor's address stated in the Basic Lease Information, in equal monthly payments of $1,094.17, without prior notice, demand, abatement or set off. Base Rent shall be paid on the first day of each calendar month, in advance, without deduction or offset. If the Rent Commencement Date or the Expiration Date occur on other than the first day of a month, the installment of Base Rent due for such partial month shall be prorated based on a 30-day month.


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         5.3 LATE PAYMENT. If Lessee fails to pay any installment of Base Rent or any Additional Rental (as defined in Article 6) within ten (10) days after notice of non-receipt from Lessor, such unpaid amounts shall be subject to a late payment charge equal to five percent (5%) of the unpaid amounts in each instance. The late payment charge has been agreed upon by Lessor and Lessee after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Lessor as a result of any such failure by Lessee, the actual costs thereof being extremely difficult if not impossible to determine.

ARTICLE 6. ADDITIONAL RENTAL

         Each and every sum payable to Lessor pursuant to this Lease (other than Base Rent), each and every sum Lessee pays to any third party pursuant to this Lease, and each and every sum which Lessor pays to any third party to cure a default of Lessee shall be additional rent ("Additional Rental"). Lessor shall be entitled to the same rights and remedies with respect to recovery of Additional Rental as it shall be with respect to Base Rent. Base Rent and Additional Rental are collectively referred to herein as "Rent".

ARTICLE 7. NET LEASE; NO COUNTERCLAIM OR ABATEMENT

         7.1 NET LEASE. The Base Rent and Additional Rental due to Lessor hereunder shall be absolutely net to Lessor and shall be paid without assertion of any counterclaim, setoff, deduction or defense and without abatement, suspension, deferment or reduction. Except as expressly provided to the contrary in this Lease, Lessor will not be required to make any expenditure, incur any obligation, or incur any liability of any kind in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Property.

         7.2 INDEPENDENT COVENANTS. The obligations of Lessee hereunder shall be separate and independent covenants and agreements. Each agreement of Lessee shall be both a covenant and a condition. Lessee hereby waives, to the full extent permitted by applicable law, all rights now or hereafter conferred by statute to quit, terminate or surrender this Lease or the Property or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of any Rent hereunder.

ARTICLE 8. USE AND OPERATION OF PROPERTY

         The Property shall be used as a laydown area in connection with the construction of a power generation facility on a separate tract of land in the vicinity of the Property, or any other lawful use permitted by applicable zoning and land use restrictions.


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ARTICLE 9. IMPROVEMENTS AND ACTIVITIES UPON THE PROPERTY

         9.1 IMPROVEMENTS AND ACTIVITIES. Lessee is permitted to construct the following improvements and engage in the following activities on the Property:

          (i)     to grade and lay down aggregate on the Property;

          (ii)    to construct roads and access ways on the Property;

          (ii) to construct security fencing and gates around the boundary of the Property;

          (iii)   to construct temporary parking and temporary storage areas;

          (iv) to construct temporary warehouses and construction equipment maintenance areas, both of which may have concrete slab floors;

          (v)     to construct and/or install temporary office facilities;

          (vi) to receive and unload permanent materials and consumable supplies;

          (vii) to store permanent materials and consumable supplies in the temporary warehouse structures and on aggregate surfaced storage areas;

          (viii)  to fabricate and assemble permanent materials;

          (ix) to receive, assemble, disassemble, maintain and store construction equipment;

          (x) to construct temporary structures for brass-in and brass-out of workers;

          (xi) to construct or install temporary restroom facilities for workers;

          (xii) installation of holding tanks to hold waste water discharged from temporary office facilities, and for the installation of temporary sanitary sewer lines needed to discharge waste water into any available sanitary sewer system; and

          (xiii) installation of temporary utility pipes and lines (both underground and overhead).

         9.2 All costs of design, engineering, permitting and construction of any Improvements to the Property shall be at Lessee's sole cost and expense.

         9.3 PERMITS AND APPROVAL. Lessee shall be solely responsible at its sole cost and expense for obtaining the approval of any necessary governmental agency with jurisdiction over the Property for any general plan approval or amendment, rezoning, variance, conditional use permit, building, electrical and plumbing permits, environmental impact analysis and mitigations imposed thereby, or other governmental action necessary to permit the construction and


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operation of the laydown area in accordance with this Lease. Any fees or other assessments imposed as part of the approval process shall be paid by Lessee.

         9.4 INSURANCE REQUIREMENTS. Before commencing to perform any of the activities permitted by Section 9.1 hereof and before any building materials have been delivered to the Property by Lessee or under Lessee's authority, Lessee shall procure or cause to be procured the insurance coverage described below in the limits hereinafter provided, and shall provide Lessor with certificates of such insurance:

         (i) Comprehensive liability insurance covering Lessee, Lessor and each contractor and subcontractor engaged in any work on the Property, which insurance may be effected by endorsement if obtainable, on the policy required to be carried pursuant to Article 18, covering Lessor and Lessee, and in a liability amount not less than Twenty Million Dollars ($20,000,000) under Lessee's Comprehensive Liability Insurance Policy and Umbrella Liability Insurance Policy. Such coverage may be provided on a "claims made" basis.

         All insurance required pursuant to this Section 9.5 shall meet the requirements of Section 18.6.

         9.5 GENERAL CONSTRUCTION REQUIREMENTS. All construction and other work shall be done in a good and workmanlike manner and consistent with all existing and future applicable local, state and federal statutes, rules, regulations, codes (including, without limitation, zoning and building codes), ordinances, permits, orders and other applicable law, and all amendments and modifications thereto (collectively "Applicable Laws").

ARTICLE 10. ARBITRATION OF DISPUTES.

         In any instance where this Lease provides for the arbitration of disputes, such disputes shall be resolved through arbitration to be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then in effect as supplemented by the terms of this Agreement. Discovery shall be available to the parties in such arbitration proceedings as prescribed by law for civil actions in the state courts having jurisdiction over disputes, including without limitation subpoenas requiring attendance of witnesses, subpoenas duces tecum for the production of books, records, documents and other evidence, interrogatories and depositions. All arbitration proceedings shall be held in Omaha, Nebraska before one neutral arbitrator having at least five years' real estate experience. The arbitrator shall be selected by mutual agreement of Lessor and Lessee, or, if the parties are unable to agree on an arbitrator within thirty (30) days after arbitration is first requested either party shall have the right to petition any court with jurisdiction to appoint an arbitrator. The non-prevailing party shall bear all costs and expenses of the arbitration, including without limitation the prevailing party's reasonable attorneys' fees and costs as provided in Section 34.6. The arbitrator shall have no power to alter or modify any of the terms of this Lease and the arbitrators jurisdiction shall be limited accordingly. Judgment upon the award may be entered in any court having jurisdiction.


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ARTICLE 11. MECHANICS' AND OTHER LIENS

         11.1 NO LIENS. Lessee covenants and agrees to keep all of the Property and every part thereof and all improvements thereon free and clear of and from any and all mechanics', material supplier's and other liens for work or labor done, services performed, materials, appliances, or power contributed, used or furnished to be used in or about the Property for or in connection with any operations of Lessee, any improvements that Lessee may make or permit or cause to be made, or any work or construction by, for or permitted by Lessee on or about the Property, and at all times promptly and fully to pay and discharge any and all claims upon which any such lien may or could be based, and to save and hold Lessor and all of the Property and the improvements thereon free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto.

         11.2 RIGHT TO CONTEST LIENS. Lessee shall have the right to contest, in good faith, the amount or validity of any lien of the nature described in
Section 11.1 above, provided that Lessee shall give Lessor written notice of Lessee's intention to do so within ten (10) days after the recording of such lien, and provided further, that Lessee shall, at its expense, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Property. In addition, at the request of Lessor, Lessee shall procure and record the bond as required by Applicable Law for purposes of freeing the Property from the effect of such lien or claim or action thereof. Lessee shall pay all reasonable attorneys' fees, consultants fees, travel expenses, and other costs incurred by Lessor in connection with any such contest.

         11.3 NO EFFECT ON LESSOR'S INTERESTS. No mechanics' or material suppliers' liens or other liens of any character whatsoever created or suffered by Lessee shall in any way, or to any extent, affect the interests, right or title of Lessor in and to the Property.

         11.4 LESSOR'S RIGHT TO CAUSE RELEASE OF LIENS. If Lessee shall not within ten (10) days following the imposition of any such lien which is not being contested by Lessee in accordance with Section 11.2 cause the lien to be released of record by payment or posting of a proper bond, Lessor shall have the right but not the obligation to cause the same to be released by such means as Lessor shall deem appropriate and the amount paid by Lessor together with all expenses incurred by Lessor in connection therewith (including without limitation reasonable attorneys' fees and expenses), plus interest at eighteen percent (18%) per annum or the maximum rate allowed by law, whichever is less, from the date of payment by Lessor, shall be Additional Rental, immediately due and payable by Lessee to Lessor upon demand.

ARTICLE 12. OWNERSHIP OF IMPROVEMENTS

         All improvements constructed, installed or placed by Lessee on the Property shall be the property of Lessee during the Term. Prior to expiration of the Term, and within sixty (60) days after any earlier termination of this Lease if terminated pursuant to any provision hereof, Lessee shall have the right to remove, at Lessee's sole cost and expense, any improvements originally installed on the Property at Lessee's expense, provided that all work to remove such


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improvements is performed in compliance with Applicable Laws, and the Property left in compliance with Applicable Laws, free of any liens. Upon expiration of this Lease, or on the date sixty (60) days after any earlier termination of this Lease, all of Lessee's right, title and interest in the improvements shall cease and terminate and title to the improvements shall immediately vest in Lessor. Lessee shall surrender the Property to Lessor as provided in Article 25. No further deed or other instrument shall be necessary to confirm the vesting in Lessor of title to the improvements.

ARTICLE 13. MAINTENANCE AND REPAIRS; NO WASTE

         13.1 MAINTENANCE AND REPAIRS. During the Term, Lessee shall, at its own cost and expense and without any cost or expense to Lessor, keep and maintain the Property in good condition and repair and shall allow no nuisances to exist or be maintained thereon. Lessee shall promptly make all repairs, replacements and alterations (whether structural or nonstructural, foreseen or unforeseen or ordinary or extraordinary) necessary to maintain the Property in good condition and in compliance with all Applicable Laws.

         13.2 NO WASTE. Lessee shall not commit or permit waste upon the Property, other than the removal of trees and clearing and grading of the Property as Lessee determines is needed in order for Lessee to conduct its business operations on the Property.

         13.3 NO LESSOR OBLIGATIONS. Lessor shall not be obligated to make to the Property any repairs, replacements or renewals of any kind, nature or description whatsoever and Lessee hereby expressly waives any right to terminate this Lease and any right to make repairs at Lessor's expense under Applicable Laws, if any, or any amendments thereof or any similar law, statute or ordinance now or hereafter in effect.

ARTICLE 14. UTILITIES AND SERVICES

         Lessee shall be solely responsible for, shall make all arrangements for, and shall pay for all utilities and services furnished to or used at the Property including without limitation, gas, electricity, other power, water, telephone, cable and other communication services, security services, sewage, sewage service fees, trash collection, and any taxes or impositions thereon. Lessee shall maintain, repair and replace all such utility services located on or connected to the Property at no cost or expense to Lessor.

ARTICLE 15. [Intentionally Deleted]

ARTICLE 16. COMPLIANCE WITH LAWS; INSURANCE REQUIREMENTS

         16.1 COMPLIANCE WITH APPLICABLE LAWS. Lessee, at Lessee's sole cost and expense, shall comply with all Applicable Laws related to the use or occupancy of the Property by Lessee.


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         16.2 COMPLIANCE WITH INSURANCE REQUIREMENTS. Lessee shall not do anything, or permit anything to be done, in or about the Property that would,
(i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Property or any property located therein.

ARTICLE 17. HAZARDOUS SUBSTANCES

         17.1 LESSEE'S ENVIRONMENTAL COVENANT AND INDEMNIFICATION. Lessee shall not handle, store, manufacture, treat, release, dispose of, or cause or permit to be brought upon the Property any Hazardous Substances on or in the Property, except in the ordinary course of Lessee's business, and shall not discharge any Hazardous Substances onto the land or any surface water or ground water at or near the Property, except in compliance with Applicable Laws. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all claims, demands, actions, suits, orders, proceedings, judgments, injunctions, liabilities, losses, liens, costs, expenses, (including reasonable attorneys' fees and fees of other experts and consultants), and damages, of any kind or nature, threatened, made, brought or entered against Lessor or any of its officers, directors, agents or employees, to the extent arising out of Hazardous Substances in, on or under the Property that directly resulted from the activities of Lessee or any of its agents or employees on the Property.

         17.2 ENVIRONMENTAL NOTICES. Lessor and Lessee shall each immediately advise the other in writing of (a) any and all governmental agency regulatory proceedings or enforcement actions instituted or threatened which presently require or could require investigation, mitigation, clean-up, alteration or abatement of conditions at the Property, and (b) all claims made or threatened by any party against either party or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substance.

         17.3 DEFINITIONS. For purposes of this Article 17, "Hazardous Substances" shall mean any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, as currently in effect or as hereafter amended or enacted, (ii) a petroleum hydrocarbon including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) asbestos, (v) flammable, explosive, toxic, or otherwise regulated pursuant to Environmental Laws, or (vi) infectious, (vii) radioactive, (viii) carcinogenic, or (ix) a reproductive toxic. "Environmental Law(s)" shall mean the comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601, ET. SEQ., the Resource Conservation and Recovery Act of 1979, 42 U.S.C. sections 6901 ET. SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET. SEQ., the Clean Water Act, 33 U.S.C. Sections 1251 ET. SEQ., as said laws have been supplemented or amended to date, the regulations promulgated pursuant to said laws and any other federal, state or local law, statute, rule, regulation, ordinance, decree, order, permit, license, approval or authorization which regulates or proscribes the use, storage, disposal, presence, cleanup, transportation or release or threatened release into the environment of Hazardous Substances or pertaining to the protection of human health and safety of the environment.


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ARTICLE 18. IMPOSITIONS; INSURANCE

         18.1 IMPOSITIONS. As Additional Rental hereunder, Lessee covenants and agrees to bear, discharge and pay to the relevant authority or entity, in lawful money of the United States, without offset or deduction, as the same become due, before delinquency, all real estate taxes, assessments, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, including all governmental charges that may be levied, assessed, charged or imposed or may be or become a lien or charge upon the Property or any part thereof; or upon the use or occupancy of the Property; upon any buildings or improvements that are or are hereafter placed, built or newly constructed upon the Property; or upon the leasehold of Lessee or upon the estate hereby created; commencing as of the Rent Commencement Date and continuing throughout the Term. If at any time during the Term, under any Applicable Laws, any tax is levied or assessed against Lessor directly, in substitution in whole or in part for the above-described real property taxes, Lessee covenants and agrees to pay and discharge such tax. All of the foregoing taxes, assessments and other charges are herein referred to as "Impositions". Impositions shall not include franchise, transfer, inheritance or estate taxes imposed upon or assessed against the Property, or taxes computed based on the net income of Lessor.

         18.2 RIGHT TO CONTEST. Lessee shall have the right to contest, by appropriate proceedings, the amount or validity, in whole or in part, of any Imposition. Lessor shall have no obligation to join in any such proceedings. Lessee shall indemnify and defend Lessor against and save Lessor harmless, in accordance with Article 19, from and against any and all claims, demands, liabilities, losses, liens, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, of any kind or nature, arising from or in connection with any such proceedings.

         18.3 PRORATION. Any Imposition relating to a fiscal period of any taxing authority, only a part of which period is included within the Term, shall be prorated as between Lessor and Lessee so that Lessor shall pay the portion thereof attributable to any period prior to the commencement of and subsequent to the lapse of the Term, and Lessee shall pay the portion thereof attributable to any period during the Term.

         18.4 ASSESSMENT PROCEEDINGS. If at any time during the Term any governmental authority shall undertake to create an improvement or special assessment district the proposed boundaries of which shall include the Property, Lessee shall be entitled to appear in any proceeding relating thereto and to exercise all rights of a landowner to have the Property excluded from the proposed improvement or special assessment district or to determine the degree of benefit to the Property resulting therefrom. The party receiving any notice or other information relating to the proposed creation of any improvement or special assessment district, the proposed boundaries of which include the Property, shall promptly advise the other party in writing of such receipt.


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         18.5 REQUIRED INSURANCE. At all times during the Term and at its sole cost and expense, Lessee shall obtain and keep in force for the benefit of Lessee and Lessor the following insurance:

         (a) PROPERTY INSURANCE. Upon the construction of any insurable improvements to the Property, property insurance covering all risks, fire and other perils, in an amount equal to the Full Insurable Replacement Value, as defined below. Such policy shall specify that proceeds shall be payable whether or not any improvements are actually rebuilt. Each such policy shall include an endorsement protecting the named and additional insureds against becoming a co-insured under the policy. "Full Insurable Replacement Value" means 100% of the actual costs to replace the improvements (without deduction for depreciation but with standard exclusions such as foundations, excavations, paving and landscaping, as applicable to specific perils), including the costs of demolition and debris removal and including materials and equipment not in place but in transit to or delivered to the Property.

         (b) COMPREHENSIVE GENERAL LIABILITY. Comprehensive general liability through one or more primary and umbrella liability policies against claims including but not limited to, bodily injury and property damage occurring on the Property or the streets, curbs or sidewalks adjoining the Property, with such limits as may be commercially reasonable from time to time, but in any event not less than Ten Million Dollars ($10,000,000), combined single limit and annual aggregate for the Property, which Lessee shall increase as necessary during the Term to maintain adequate coverage over time which is comparable to the requirements in effect as of the execution of this Lease. Such insurance shall insure the performance by Lessee of the indemnity agreements contained in this Lease.

         (c) OTHER. All other insurance that Lessee is required to maintain under Applicable Laws.

18.6     POLICY FORM AND GENERAL.

         (a) All of the insurance policies required under this Lease, including without limitation, under the provisions of Article 9 and this Article 18, and all renewals thereof shall be issued by one or more companies of recognized responsibility, authorized to do business in Georgia with an A. M. Best rating of A XII or higher and which are otherwise reasonably acceptable to Lessor. All property and liability insurance hereunder shall name Lessor and its officers as additional insureds. All insurance of Lessee shall be primary coverage.

         (b) Each policy of property insurance and all other policies of insurance on the improvements or Property which shall be obtained by Lessee, whether required by the provisions of this Lease or not, shall be made expressly subject to the provisions of this Article 18 and shall provide that Lessee's insurers shall waive any right of subordination against Lessor. All policies provided for herein expressly shall provide that such policies shall not be cancelled, terminated or altered without thirty (30) days' prior written notice to Lessor. A certificate of the policy executed by the insurance company evidencing that the required insurance coverage is in full force and effect, shall be deposited with Lessor, shall be maintained throughout the Term, and shall be renewed not less than thirty (30) days before the expiration of the term of the policy.


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ARTICLE 19. INDEMNITY

         19.1 LESSEE'S INDEMNITY. Lessee shall indemnify, protect, defend and save and hold harmless Lessor and the Property from and against any and all claims, demands, liabilities, losses, liens, costs, actions, causes of action, suits, costs, expenses (including, without limitation, reasonable attorneys' fees and fees of other experts and consultants) and damages, of any kind or nature, to the extent arising out of or in connection with (i) any default by Lessee in the observance or performance of any of the terms, covenants or conditions of this Lease on Lessee's part to be performed by Lessee or by any other person or entity claiming under Lessee, (ii) the conduct or management of any work or thing done in or on the Property, (iii) any actual or alleged acts, omissions, negligence or willful misconduct, in, on or about the Property, of Lessee or its subtenants, licensees, contractors or subcontractors, or any other their respective agents, employees, servants, invitees, visitors, contractors or subcontractors, or (iv) the use or occupancy of the Property by Lessee or its subtenants, licensees, contractors or subcontractors, or any other their respective agents, employees, servants, invitees, visitors, contractors or subcontractors, and (v) any accident or other occurrence on or about the Property; except to the extent that any of the foregoing are caused by or result solely from the gross negligence or willful misconduct of Lessor or any of Lessor's agents or employees. In case any claim, action or proceeding be brought, made or initiated against Lessor relating to any of the above described events, omissions, occurrences, or conditions, Lessee, upon notice from Lessor, shall at its sole cost and expense resist, or defend such claim, action or proceeding by attorneys reasonably approved by Lessor.

ARTICLE 20. APPROPRIATION, DAMAGE OR DESTRUCTION

         20.1 NO TERMINATION. No Appropriation (as defined below), nor any loss or damage by fire or other cause resulting in either partial or total destruction of the Property, the improvements or any other property on the Property shall operate to terminate this Lease, except as expressly set forth in
Section 20.6 below with respect to an Appropriation of the Property. Lessee shall have no rights to terminate this Lease in the case of any total or partial fire, loss, casualty, damage or destruction of the Property. Unless this Lease is terminated pursuant to and in accordance with this Article 20, and except as expressly provided in Section 20.3 below with respect to reduction of Rent in the event of a partial Appropriation, no such Appropriation, loss or damage shall relieve or discharge Lessee from the payment of Rent or from the performance and observance of any of the agreements, covenants and conditions herein contained, on the part of Lessee to be performed and observed. For the purpose of this Lease, "Appropriation" shall mean any taking by exercise of right of condemnation (direct or inverse) or eminent domain, or requisitioning by military or other public authority for any purpose arising out of a temporary emergency or other temporary circumstance, or sale under threat of condemnation.

         20.2 EVALUATION OF EFFECT OF APPROPRIATION. Upon any Appropriation of less than the entire Property, Lessee shall promptly undertake to determine the effect of such Appropriation on the remaining portion of the Property and the function of the Property and, if this Lease is not


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terminated pursuant to and in accordance with this Article 20, the cost and time to make any repairs and Alterations to the remaining portion of the Property necessary in order for the Property to be restored to an economically viable whole capable of operation in accordance with this Lease no later than ninety
(90) days after the occurrence of the Appropriation.

         20.3 PARTIAL APPROPRIATION; AMENDMENT; DUTY TO RESTORE. If less than the entire Property is subject to an Appropriation and this Lease is not terminated pursuant to and in accordance with this Article 20, this Lease shall be deemed terminated as to the part so Appropriated as of the date of Appropriation and shall be deemed amended, effective as of the effective date of such Appropriation, such that the definition of the "Property" shall include only that portion of the land that is not subject to such Appropriation. Lessee, as promptly as practicable and with all due diligence, shall cause the repair or reconstruction of or the making of Alterations as necessary to restore the Property to a fully functioning whole with all facilities necessary to operate the Property in accordance with this Lease.

         20.4 DAMAGE OR DESTRUCTION; DUTY TO RESTORE. If the Property or any portion thereof are damaged or destroyed at any time during the Term, Lessee, as promptly as practicable and with all due diligence, shall cause the repair and reconstruction of the Property and all improvements thereon to a condition substantially equal to or better than their condition immediately prior to such damage or destruction.

         20.5 PERFORMANCE OR REPAIRS, RESTORATION AND ALTERATIONS. All repairs, restoration and alterations shall be performed in accordance with the provisions of Article 9 of this Lease. Subject to Section 20.6, all insurance proceeds and all awards received by or payable to any party with respect to such damage or Appropriation, less actual costs and expenses incurred in connection with the collection thereof, shall be applied to the costs of repair, restoration and alterations of the Property in accordance with the provisions of this Article 20 and Article 9 hereof. Lessee shall pay any amount by which the award or insurance proceeds received as a result of such damage or Appropriation, less the costs and expenses incurred in connection with the collection thereof, are insufficient to pay the entire cost of such repair, restoration or Alterations.

         20.6 OPTION TO TERMINATE UPON APPROPRIATION. If during the Term the entire Property or such substantial portion thereof shall be Appropriated such that such Appropriation makes the continued operation of the remaining portion of the Property for the purposes permitted hereunder economically unfeasible, then Lessee shall have the option to terminate this Lease.

         20.7 TERMINATION; LESSEE'S OBLIGATION TO RESTORE; ARBITRATION. Lessee may exercise any option to terminate pursuant to Section 20.6 above by giving written notice to Lessor, within thirty (30) days after the Appropriation, as the case may be. If Lessee elects to terminate this Lease pursuant to this
Article 20, Lessee shall surrender the Property to Lessor in accordance with the provisions of Article 25. All awards with respect to Lessee's interests and all awards for severance damages and all proceeds of insurance payable with respect to such Appropriation, after payment of costs and expenses of collection thereof, shall first be applied to the costs of such demolition, and then, to the extent of any remaining insurance proceeds, to the cost of the repair and restoration of any improvements Lessor elects to retain on the Property. The balance, if any, of such awards or insurance proceeds, shall be distributed as provided in Section 20.10. Should Lessor and Lessee for any reason disagree as to whether the conditions provided in Section 20.6 to Lessee's rights to elect to terminate this Lease have occurred, the matter shall be determined by arbitration pursuant to Article 10 hereof.

         20.8 DETERMINATION OF AWARD. The amount of the award due to Lessor and Lessee as a result of Appropriation shall be separately determined by the court having jurisdiction of such proceedings based on the following: Lessor shall be entitled to that portion of the award attributable to the residual value of the fee interest in the Property (or portion thereof subject to Appropriation, in case of a partial Appropriation) subject to this Lease; Lessee shall be entitled to that portion of the award attributable to the value of Lessee's leasehold interest in the Property (or portion thereof subject to Appropriation, in case of a partial Appropriation) and to the value of Lessee's interest in any improvements and any alterations made to the Property (or portion thereof subject to Appropriation, in case of a partial Appropriation), as determined by the court.

         20.9 EXCESS PROCEEDS AND AWARDS FOR LESSEE'S INTERESTS. If the total award made in connection with any Appropriation for Lessee's interests, and for severance damages to both Lessee and Lessee's interests, exceeds the amount necessary to repair, restore or construct Alterations as required under this
Article 20, or if there are proceeds of insurance in excess of that required to repair or restore the Property as required under this Article 20, upon receipt by Lessor of satisfactory evidence that the work of repair, restoration and construction required under this Article 20 has been fully completed and paid for in accordance with the provisions of Article 9 and the last day for filing any mechanic's or materialmen's liens has passed without the filing of any, or if any such lien has been released, any remaining proceeds of insurance shall be paid to Lessee.

         20.10 RIGHT TO PARTICIPATE IN SETTLEMENT. Lessor and Lessee shall both have the right to participate in the settlement or compromise of any insurance proceeds and awards. If in any Appropriation the court does not make the allocation of awards referred to in Section 20.9 and the parties cannot agree upon such allocations, such allocations shall be determined by arbitration pursuant to Article 10 hereof.

ARTICLE 21. ASSIGNMENT

         21.1 LESSOR'S CONSENT REQUIRED. Except with respect to a Permitted Transfer (as defined below), Lessee shall not, either voluntarily or involuntarily, or by operation of law, assign this Lease or any interest therein, and shall not sublet the Property or any part thereof, without the written consent of Lessor first had and obtained, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall have the right to assign this Lease without Lessor's prior written consent but upon prior notice to Lessor to (a) any entity resulting from a merger or consolidation with Lessee, (b) any entity purchasing or succeeding to substantially all of the assets of Lessee, or (c) any corporation which controls, is controlled by, or is under common control with Lessee (collectively, "Permitted Transfers") provided
(i) such assignee assumes in writing all of Lessee's obligations under this Lease prior to or concurrently with such assignment, and (ii) no such assignment shall release or relieve Lessee of any duties, obligations or liabilities under the Lease.

         21.2 NOTICE OF INTENT TO ASSIGN. If Lessee desires at any time to assign this Lease to a nonaffiliated entity or person or to sublet the Property or any portion thereof (other than pursuant to a Permitted Transfer), it shall notify Lessor of its desire to do so and shall submit in writing to Lessor: (a) the name of the proposed sublessee or assignee; (b) the nature of the proposed sublessee or assignee's business to be carried on in the Property; (c) a complete copy of the proposed sublease or assignment and (d) such operational and financial information as is reasonably necessary for Lessor to adequately evaluate the acceptability of the proposed sublease or assignment within fourteen (14) days after Lessor's receipt of the information specified above, Lessor shall by written notice to Lessee elect to (i) consent to the sublease or assignment upon the proposed terms and conditions, or (ii) refuse to give its consent. If Lessor disapproves of any proposed assignment or sublease, Lessor's response must explain the reasons for such disapproval. If Lessor does not respond within said 14 day period, Lessor shall be deemed to have consented to the proposed assignment or sublease.

         21.3 UNAUTHORIZED ASSIGNMENTS VOID; NO WAIVER. Any assignment or sublease without the prior written consent of Lessor (if required) shall be void, and shall, at the option of Lessor constitute a default under this Lease. Lessor's waiver or consent to any assignment or sublease shall not relieve Lessee from any obligation under the Lease, or constitute a waiver or consent with respect to subsequent or different subleases or assignments, unless the consent shall expressly so provide. The acceptance of Rent by Lessor from any other person shall not be deemed to be a waiver of any provision of this Article
21. Lessor's consent to any assignment or sublease shall in no way relieve Lessee of its duties, obligations or liabilities under this Lease.

ARTICLE 22. LESSOR'S RIGHT OF INSPECTION

         Lessor shall be entitled, at all reasonable times and upon reasonable notice during regular business hours to go upon and into the Property for the purposes of inspecting the performance by Lessee of the terms, covenants, agreements and conditions of this Lease.

ARTICLE 23. EVENT OF DEFAULT AND LESSOR'S REMEDIES

         23.1 EVENTS OF DEFAULT. The occurrence of any of the following shall be an "Event of Default" on the part of Lessee hereunder:

         (a) Failure to pay Rent at the times or in the manner herein provided, when such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee. No such notice shall be deemed a forfeiture or a termination of this Lease unless Lessor expressly so elects in such notice; or

         (b) Failure to perform any non-monetary provision of this Lease when such failure shall continue for a period of thirty (30) days, or such other period as is expressly set forth herein, after written notice thereof from Lessor to Lessee; provided that if the nature of the default is such that it will reasonably take more than thirty (30) days to cure, Lessee shall not be in default so long as it promptly commences and diligently prosecutes such cure to completion. No notice of default shall be deemed a forfeiture or a termination of this Lease unless Lessor expressly so elects in such notice.

         23.2 LESSOR'S REMEDIES. Upon the occurrence of an Event of Default, Lessor shall have the following rights and remedies:

         (a) The right to terminate this Lease, in which event Lessee shall immediately surrender possession of the Property in accordance with Article 25, and pay to Lessor all Rent and other charges and amounts due from Lessee hereunder to the date of termination;

         (b) Lessor may continue this Lease in effect and enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due, for so long as Lessor does not terminate Lessee's right to possession. Acts of maintenance or preservation, efforts to relet the Property or the appointment of a receiver upon Lessor's initiative to protect its interest under this Lease shall not constitute a termination of Lessee's right to possession.

         23.3 RIGHTS CUMULATIVE. The various rights and remedies reserved to Lessor herein shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Lessor of any or all other rights and remedies.

ARTICLE 24. LESSOR'S RIGHT TO CURE DEFAULTS

         If Lessee shall fail or neglect to do or perform any act or thing herein provided by it to be done or performed and such failure shall not be cured within any applicable grace period provided in Article 23, then Lessor shall have the right, but shall have no obligation, to pay any Imposition payable by Lessee hereunder, discharge any lien, take out, pay for and maintain any insurance required under Article 18, or do or perform or cause to be done or performed any such other act or thing (entering upon the Property for such purposes, if Lessor shall so elect), and Lessor shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Lessee on account thereof, and Lessee shall repay to Lessor upon demand the entire reasonable cost and expense thereof . All amounts payable by Lessee to Lessor under any of the provisions of this Lease, if not paid when the same become due as in this Lease provided, shall bear interest at eighteen percent (18%) per annum or the maximum rate allowed by law, whichever is less.

ARTICLE 25. SURRENDER OF THE PROPERTY

         Upon the termination of this Lease, whether at the expiration of the Term as stated in Article 4 hereof or prior thereto pursuant to any provision hereof, Lessee shall surrender to

Lessor the Property in good order and repair, reasonable wear and tear excepted, and free and clear of all liens and encumbrances. Upon any termination of this Lease, all improvements shall automatically and without further act by Lessor or Lessee become the property of Lessor, free and clear of any claim or interest therein on the part of Lessee or anyone claiming under Lessee, and without payment therefor by Lessor, provided that Lessee may remove any equipment, fixtures or other personal property of Lessee. Upon or at any time after the Expiration Date, if requested by Lessor, Lessee shall, without charge to Lessor, promptly execute, acknowledge and deliver to Lessor a good and sufficient quitclaim deed and bill of sale of all of Lessee's right, title, and interest in and to the Property and the improvements thereon. Lessee hereby irrevocably appoints Lessor as its lawful attorney in fact to execute and deliver for, on behalf of and in the name of Lessee, any such deed, bill of sale, or other instrument referred to in this Article 25 or otherwise, required to document the transfer or reversion to Lessor of such interests of Lessee, and Lessee and Lessor agree that such power of attorney shall be a power coupled with an interest. Any personal property of Lessee that remains on the Property after the Expiration Date may, at the option of Lessor, be deemed to have been abandoned by Lessee and may either be retained by Lessor as its property or disposed of, without accountability, in such manner as Lessor may determine in its sole discretion,

ARTICLE 26. SIGNS

         During the term Lessee shall be allowed to install and maintain any and all signs on Property Lessee desires to install, provided that (i) all signs shall comply with Applicable Law, (ii) Lessee shall be obligated to remove all such signage at the expiration or earlier termination of the Term, and (iii) all such signage shall be subject to Lessor's prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.

ARTICLE 27. NO WAIVER BY LESSOR

         No failure by Lessor to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease or to exercise any right or remedy upon a breach thereof, and no acceptance by Lessor of full or partial Rent during the continuance of any such breach shall constitute a waiver of any such breach or of such term, covenant, agreement, provision, condition or limitation. No term, covenant, agreement, provision, condition or limitation of this Lease and no breach thereof may be waived, altered or modified except by a written instrument executed by Lessor. No waiver of any breach shall affect or alter this Lease but each and every term, covenant, agreement, provision, condition and limitation of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

ARTICLE 28. NO PARTNERSHIP

         It is expressly understood that neither Lessee nor Lessor is or becomes, in any way or for any purpose, a partner of the other in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with the other, or agent of the other by reason of this Lease or otherwise.

ARTICLE 29. SUBORDINATION AND ATTORNMENT

         29.1 ATTORNMENT. In the event of a foreclosure proceeding or the exercise of the power of sale under any mortgage or deed of trust, Lessee will, if requested, attorn to the purchaser and recognize the purchaser as Lessor under this Lease. However, Lessee's obligation to attorn to the purchaser will be conditioned on Lessee's receipt of a nondisturbance agreement.

         29.2 SUBORDINATION. This Lease is subject and subordinate to all the liens of all mortgages and deeds of trust that now or later affect the Property or Lessor's interest therein, and to all subdivision maps of the Property that are now or may become of record, and all other matters of record as of the Effective Date, all without the necessity of Lessee's executing further instruments to effect the subordination. Notwithstanding such subordination, Lessee's right to quiet possession of the Property shall not be disturbed if Lessee is not in default of its obligation under this Lease beyond any applicable cure period. If requested, Lessee will execute whatever documentation may be required to further effect the provision of this Section 29.2, provided that any subordination shall be conditioned on Lessee's receipt of a nondisturbance agreement.

ARTICLE 30. NOTICES

         Any notice, consent or other communication required or permitted under this Lease shall be in writing and shall be delivered by hand, sent by air courier, sent by prepaid registered or certified mail with return receipt requested, and shall be deemed to have been given on the earliest of (i) receipt, (ii) one business day after delivery to an air courier for overnight expedited delivery service, or (iii) five (5) business days after the date deposited in the United States mail, registered or certified, with postage prepaid and return receipt requested (provided that such return receipt must indicate receipt at the address specified). All notices shall be addressed as appropriate to the addresses set forth in Article I (or to such other or further addresses as the parties may desire by notice given in accordance with this section).

ARTICLE 31. HOLDING OVER

         This Lease shall terminate upon the Expiration Date and any holding over by Lessee after the Expiration Date shall not constitute a renewal of this Lease or give Lessee any rights hereunder or in or to the Property.

ARTICLE 32. MEMORANDUM OR SHORT FORM OF LEASE

         This Lease shall not be recorded. However, at the request of either party, the parties hereto shall execute and acknowledge a memorandum or short form hereof in recordable form that Lessor shall file for recording in the Official Records of Heard County, Georgia.

ARTICLE 33. ESTOPPEL CERTIFICATE

         Within ten (10) days after request by either party, the other party to this Lease shall deliver an estoppel certificate duly executed (and acknowledged, if required by any lender) in substantially the form of the attached EXHIBIT "C" (or as otherwise reasonably requested by a lender or purchaser) to any proposed lender, purchaser, or to the requesting party.


ARTICLE 34. GENERAL PROVISIONS

         34.1 SEVERABILITY. In case any one or more of the provisions of this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provisions had not been contained herein.

         34.2 TIME OF THE ESSENCE. Time is hereby expressly declared to be of the essence of this Lease and of each and every term, covenant, agreement, condition and provision hereof.

         34.3 HEADINGS. Article, Section and subsection headings in this Lease are for convenience only and are not to be construed as a part of this Lease or in any way limiting or amplifying the provisions hereof.

         34.4 LEASE CONSTRUED AS A WHOLE. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee. The parties acknowledge that each party and its counsel have reviewed this Lease and participated in its drafting and therefore that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed nor applied in the interpretation of this Lease. No prior draft of this Lease shall be admissible as evidence of the parties' intent.

         34.5 MEANING OF TERMS. Whenever the context so requires, the neuter gender shall include the masculine and the feminine, and the singular shall include the plural, and vice versa. Any reference to a specific sum of money, shall mean that amount of lawful money of the United States of America.

         34.6 ATTORNEYS' FEES. In the event of any action or proceeding at law or in equity between Lessor and Lessee to enforce or interpret any provision of this Lease or to protect or establish any right or remedy of either party hereunder, the party not prevailing in such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation, reasonable attorneys' fees and expenses, incurred therein by such prevailing party and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

         34.7 GEORGIA LAW; FORUM. The laws of the State of Georgia other than those laws denominated choice of law rules which would require the application of the laws of another forum, shall govern the validity, construction and effect of this Lease.

         34.8 BINDING AGREEMENT. Subject to the provisions of Article 21 of this Lease, the terms, covenants and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         34.9 ENTIRE AGREEMENT. This instrument, together with the exhibits hereto, all of which are incorporated herein by reference, constitutes the entire agreement between Lessor and Lessee with respect to the subject matter hereof and supersedes all prior offers and negotiations, oral and written. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Lessor and Lessee.

         34.10 QUIET ENJOYMENT. Lessor agrees that Lessee, upon paying Rent and all other sums due hereunder and upon keeping and observing all of the covenants, agreements and provisions of this Lease on its part to be observed and kept, shall lawfully and quietly hold, occupy and enjoy the Property during the Term without hindrance or molestation by anyone claiming by, through, or under Lessor.

         34.11 BROKER'S COMMISSION. Each party warrants that they have no agreement with any broker, and each party shall indemnify the other for any fees or commissions claimed by any broker or agent alleging an agreement or commitment with such party.

         34.12 ESTATE FOR YEARS. It is the intent of Lessor and Lessee that this Lease shall grant and convey to Lessee and Estate for Years expiring on December 31, 2002, and not a usafruct. Lessee shall be permitted to grant its lenders and any holder of security interest in power generation facility being constructed by Lessee on Lessee's land in Land Lots 236 and 237 of the 3rd Land District of Heard County, Georgia (all of the foregoing being hereinafter collectively referred to as "Lenders"), a leasehold deed to secure debt encumbering the Estate for Years conveyed to Lessee hereunder.

         34.13 RESTRICTIONS ON ASSIGNMENTS AND TRANSFERS BY LESSOR. Lessor agrees that Lessor will not voluntarily encumber, convey, assign or grant any rights in the Property without the prior written consent of Lessee and any Lenders, such consent by Lessee and any Lenders not to be unreasonably withheld, conditioned or delayed.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease under seal by proper persons thereunto duly authorized as of the date first above written.

                         [SIGNATURES BEGIN ON NEXT PAGE]

                                                 LESSOR:

                                                 TENASKA, INC., a Delaware
                                                 corporation

                                                 By: /S/               (SEAL)
                                                    ----------------------------
                                                 Print Name:  Jerry K. Crouse

                                                 Title:   Vice President


                                                           [CORPORATE SEAL]




                       [SIGNATURES CONTINUED ON NEXT PAGE]

                        LESSEE:

                        TENASKA GEORGIA PARTNERS, L.P.,
                        a Delaware limited partnership

                        By: Tenaska Georgia, Inc., a Delaware
                            corporation, its General Partner

                                 By: /S/                                  (SEAL)
                                     -------------------------------------------
                                 Print Name:  Michael F. Lawler

                                 Title: Vice President of Finance & Treasurer

                                                   [CORPORATE SEAL]

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

TRACT H

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOT 206 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCING AT A 1/2 INCH REBAR SET AT THE POINT WHERE THE WEST LINE OF LAND LOT 206 INTERSECTS THE SOUTH RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY, 40 FEET, MORE OF LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE; THENCE NORTH 01 DEGREE 30 MINUTES 06 SECONDS EAST FOR A DISTANCE OF 40.01 FEET TO A POINT WHERE SAID WEST LINE OF LAND LOT 206 INTERSECTS THE NORTH RIGHT OF WAY LINE OF GEORGE BROWN ROAD, SAID POINT BEING THE POINT BEGINNING FOR THE HEREIN DESCRIBED PARCEL OF LAND.

         Thence along said west line of Land Lot 206 North 01 degree 27 minutes 40 seconds East for a distance of 800.22 feet to a Painted Rock at the Northwest corner of said Land Lot 206;

         Thence along the North line of Land Lot 206 South 89 degrees 14 minutes 11 seconds East for a distance of 821.44 feet to a 2 inch rebar set on the West Right of Way line of Joe Stephens Road (80 foot width);

         Thence along said right of way line of Joe Stephens Road, along a curve to the left having a radius of 2021.86 feet, a central angle of 16 degrees 46 minutes 53 seconds, an Arc length of 592.18 feet, and subtended by a chord bearing South 00 degrees 33 minutes 16 seconds East for a distance of 590.07 feet to a 1/2 inch rebar set at the point where said right of way line of Joe Stephens Road intersects the North right of way line of George Brown Road;

         Thence along said northern right of way line of George Brown Road South 78 degrees 31 minutes 36 seconds West for a distance of 146.61 feet to a point;

         Thence along a curve to the left having a radius of 4280.10 feet, a central angle of 05 degrees 04 minutes 37 seconds, an Arc length of 379.26 feet, and subtended by a chord bearing South 75 degrees 59 minutes 18 seconds West for a distance of 379.13 feet to a point;

         Thence South 73 degrees 26 minutes 59 seconds West for a distance of
265.34 feet to a point;

         Thence along a curve to the right having a radius of 159.33 feet, a central angle of 29 degrees 41 minutes 14 seconds, an Arc length of 82.56 feet, and subtended by a chord bearing

South 88 degrees 17 minutes 36 seconds West for a distance of 81.64 feet to a point, said point being the POINT OF BEGINNING.

         Said property contains 13.13 acres, more or less, and is that same tract or parcel of land shown as Tract A2 on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No.
2558, dated March 19, 1999, last revised             , 1999.

LESS AND EXCEPT:

        ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOT 206 OF THE THIRD LAND DISTRICT OF HEARD COUNTY GEORGIA, DEEDED FROM TENASKA GEORGIA PARTNERS, L.P., AS GRANTOR, TO HEARD COUNTY, AS GRANTEE, PURSUANT TO THAT CERTAIN RURAL POST ROADS RIGHT OF WAY DEED DATED JULY 1, 1999, RECORDED IN DEED BOOK 197, PAGE 618, HEARD COUNTY, GEORGIA RECORDS.

                                   EXHIBIT "B"

                          PERMITTED TITLE ENCUMBRANCES

1.   All real property ad valorem taxes for the year 1999 and subsequent years.

2. Right of Way Deeds, in favor of Heard County, a political subdivision of the State of Georgia, as follows:

     (a) from Jimmy Adams, et al., dated June 12, 1963, recorded in Deed Book 55, Page 494, Records of Heard County, Georgia;

     (b) from Jimmy Adams, et al., dated June 12, 1963, filed for record October 29, 1963, recorded in Deed Book 55, Page 495, aforesaid Records; and

     (c) from Ann Henry, et al., dated June 15, 1963, filed for record October 29, 1963, recorded in Deed Book 55, Page 496, aforesaid Records.

3.   Any applicable zoning ordinances and governmental rules and regulations

4. All matters not of record which would be disclosed by an accurate survey or inspection of the Substation Site.

5. All matter shown or disclosed on that certain ALTA/ACSM Title Survey, entitled Heard County Power Generation Site for Tenaska, Inc., Tenaska Georgia, Inc., Tenaska Georgia I, LP, Tenaska Georgia Partners, LP, Fidelity National Title Insurance Company of New York, Stewart Title Guaranty Company, Heard County Development Authority & The Chase Manhattan Bank as Trustee and Collateral Agent, prepared by Donaldson, Garrett & Associate, Inc., bearing the seal and certification of James W. Newberry, Jr. Registered Land Surveyor No. 2558, dated March 19, 1999, last revised
     November   , 1999.

                                   EXHIBIT "C"

                              ESTOPPEL CERTIFICATE

TO:                                                      (Lender/Addressee)
     ----------------------------------------------------

     ----------------------------------------------------

     ----------------------------------------------------

     ----------------------------------------------------
RE:  Ground Lease dated as of ________________________________ (the "Lease")

     by and between Tenaska, Inc. ("Lessor") and Tenaska Georgia Partners, L.P. ("Lessee")

         The undersigned is the Lessor/Lessee of certain real property more particularly identified in the Lease. In consideration of the payment by Lender/Addressee of $10.00 and other good and valuable consideration to Lessor/Lessee, the receipt and legal sufficiency of which is hereby acknowledged, the undersigned hereby certifies the following information with respect to the Lease (including any amendments to or modifications of the same), and agrees that you may rely upon the same:

         1. The Lease is in full force and effect and has not been modified or amended except as specifically set forth below.

         2. The undersigned asserts no claim of default against the other party to the Lease, or (in the case of Lessor) offset or defense against the payment of rent or other charges payable by the Lessee, and asserts no other claim under the Lease. To the best of the undersigned's knowledge and belief, there is no default by the other party under the Lease.

         3. All fixed minimum rental has been paid to the end of the current calendar month, which is __________________________________ by and between
Tenaska, Inc. ("Lessor") and Tenaska Georgia Partners, L.P. ("Lessee") paid more than one month in advance of its due date.

         4. The Property is 13.13 acres of improved real property on which is located
       ------------------------------------------------------------------------.

         5. Dates of any amendments or modifications:
                                                     ---------------------------

-------------------------------------------------------------------------------.

         6. Current annual fixed minimum rental:
                                                 -------------------------------

-------------------------------------------------------------------------------.

         7. Lease termination date:
                                   ---------------------------------------------

-------------------------------------------------------------------------------.

         8. The Lease contains no first right of refusal, option to expand, or option to terminate, except as follows:
                                       ----------------------------------------

-------------------------------------------------------------------------------.

         9. The undersigned is not in default under the Lease and has no claim of default against the other party to the Lease.

         10. The Lessee is in occupancy of the Property and has not assigned the Lease, in whole or in part, nor sublet any portion of the Property, except as follows:
        ------------------------------------------------------------------------

------------------------------------------------------------------------------ .

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.


         11. The Lessee is required to pay real property taxes, insurance, and all utilities used in and upon the leased Property and is responsible for all repairs and maintenance to the leased Property and all improvements.

         Dated:                             , 19              .
               ---------------------- ------    -----------

                                     Very truly yours,

                                     ------------------------------------------,
                                     a
                                     ------------------------------------------


                                     By
                                     ------------------------------------------
                                     Its
                                     ------------------------------------------




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